Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S‑8 of Autonomix Medical, Inc. for the registration of shares associated with the Autonomix Medical, Inc. 2023 Stock Plan, as amended and restated, of our report dated May 29, 2025, with respect to the financial statements, included in Autonomix Medical, Inc.’s Annual Report on Form 10‑K for the year ended March 31, 2025.

/s/ Forvis Mazars, LLP

Atlanta, Georgia
April 2, 2026